Exhibit 10.8

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 22, 2004 (this “Security Agreement”), is made by the signatories from time to time party hereto (each, an “Obligor” and, collectively, the “Obligors”) in favor of  Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement described below).

RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”), by and among OHI Asset, LLC, a Delaware limited liability company,  OHI Asset (ID), LLC, a Delaware limited liability company, OHI Asset (LA), LLC, a Delaware limited liability company, OHI Asset (TX) LLC, a Delaware limited liability company, OHI Asset (CA) LLC, a Delaware limited liability company, Delta Investors I, LLC a Maryland limited liability company and Delta Investors II, LLC, a Maryland limited liability company, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to participate in  Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

(a)           Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code (the “UCC”) in effect in the State of New York on the date hereof are used herein as so defined: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Software, Supporting Obligation and Tangible Chattel Paper. For purposes of this Security Agreement, the term “Lender” shall include any Affiliate of any Lender which has entered into a Swap Contract with any Credit Party in connection with the Loans.

(b)           In addition, the following terms shall have the following meanings:

“Secured Obligations”: the collective reference to all of the Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrowers or any other Credit Party to any Lender or the Administrative Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Swap Contracts in connection with the Loans between any Obligor and any Lender, or any Affiliate of a Lender, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

“SNDAs” means the subordination, non-disturbance and attornment agreements to which Tenants under the Facility Leases are parties.

2.                                       Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against (subject to the terms and conditions of this Security Agreement), any and all right, title and interest of such Obligor in and to all personal property of such Obligor of whatever type or description, whether now owned or existing or owned, acquired, or arising hereafter, including, without limitation, the following (collectively, the “Collateral”):

(a)                                  all Accounts;

(b)                                 all cash and currency;

(c)                                  all Chattel Paper;

(d)                                 all Commercial Tort Claims identified on Schedule 2(d) attached hereto;

(e)                                  all Deposit Accounts;

(f)                                    all Documents;

(g)                                 all Equipment;

(h)                                 all Fixtures;

(i)                                     all General Intangibles;

(j)                                     all Instruments;

(k)                                  all Inventory;

(l)                                     all Investment Property;

(m)                               all Letter-of-Credit Rights;

(n)                                 all Software;

(o)                                 all Supporting Obligations; and

(p)                                 to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Any grant of a security interest and right of set off contained in this Section 2 shall not extend to any of the foregoing Collateral to the extent that (i) such rights are not assignable or capable of being encumbered as a matter of law or under the terms of any agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the applicable parties thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest and right of set off shall extend to any and all proceeds of the foregoing to the extent that the assignment or encumbering of such proceeds is not so restricted by applicable law or under the terms of such agreements applicable thereto.

The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.                                       Provisions Relating to Accounts.

(a)                                  Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or as required in the ordinary course of its business, as applicable.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 The Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them, to the Administrative Agent’s reasonable satisfaction, the existence, amount and terms of any Accounts.

4.                                       Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document or any Swap Contract between any Credit Party and any Lender in connection with the Loans is in effect or any Letter of Credit shall remain outstanding, and until all of the Revolving Commitments shall have been terminated:

(a)                                  Legal Name; Chief Executive Office.

(i)                                     Each Obligor’s exact legal name, state of incorporation or formation, principal place of business and chief executive office are (and for the four (4) months prior to the date hereof has been) as set forth on Schedule 4(a)(i) attached hereto.

(ii)                                  Other than as set forth on Schedule 4(a)(ii) attached hereto, no Obligor has been party to a merger, consolidation or other change in structure or used any tradename in the four (4) months prior to the date hereof.

(b)                                 Ownership.  Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(c)           Security Interest/Priority.  This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(d)                                 Types of Collateral.  None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Standing Timber (as used in the UCC) or Farm Products.

(e)           Accounts.  (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the

Administrative Agent and (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

(f)                                    Inventory.  No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

5.                                       Covenants.  Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding or any Credit Document or any Swap Contract between any Credit Party and any Lender in connection with the Loans is in effect or any Letter of Credit shall remain outstanding, and until all of the Revolving Commitments shall have been terminated, such Obligor shall:

(a)                                  Other Liens.  Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

(b)                                 Preservation of Collateral.  Not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

(c)                                  Instruments/Tangible Chattel Paper/Documents.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, such Obligor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent, is immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.  Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(d)                                 Change in Structure, Location or Type.  Not, without providing at least twenty (20) days prior written notice to the Administrative Agent and without authorizing the filing of such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, change its name or state of formation or be party to a merger, consolidation or other change in structure or use any tradename.

(e)                                  Authorization.  Authorize the Administrative Agent to prepare and file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Administrative Agent may from time to time reasonably deem necessary, appropriate or convenient in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.  Each Obligor agrees that any financing statement filed by the Administrative Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which states that the security interest attaches to all personal property of the Obligor granted under this Security Agreement.

(f)                                    Perfection of Security Interest.  Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and reasonably assure the Administrative Agent of its rights and interests hereunder.  Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its reasonable discretion desire to file the same.  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).  If any Collateral is in the possession or control of an Obligor’s agents and the Administrative Agent so requests, such Obligor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the Lenders’ account and subject to the Administrative Agent’s instructions.

(g)                                 Control.  Execute and deliver all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(h)                                 Collateral held by Warehouseman, Bailee, etc.  If any Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Obligor, (i) notify the Administrative Agent of such possession or control, (ii) at the Administrative Agent’s request, notify such Person of the Administrative Agent’s security interest in such Collateral, (iii) at the Administrative Agent’s request, instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iv) at the Administrative Agent’s request, use its commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(i)            Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business or as provided for in the Credit Agreement.

(j)            Insurance.  Insure, repair and replace the Collateral of such Obligor in accordance with the terms and conditions of the Credit Agreement.  All insurance proceeds from insurance with respect to the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

(k)                                  Commercial Tort Claims.

(i)                                     Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim before any Governmental Authority by or in favor of such Obligor or any of its Subsidiaries.

(ii)                                  Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claim.

6.                                       Advances by Lenders.  On failure of any Obligor to perform any of the covenants and agreements contained herein, in each case after the expiration of any applicable grace or cure period provided for herein or provided for in the Credit Agreement, the Administrative Agent may, upon prior written notice to the Obligor and at its sole option and in its reasonable discretion, perform the same or cause the performance of same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis pursuant to Section 24 hereof within twenty (20) Business Days after a reasonably detailed written invoice therefor is received by the Obligors (or upon demand if there is then a continuing Event of Default), shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Revolving Loans that are Base Rate Loans.  No such performance of any covenant or agreement by the Administrative Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Swap Contract between any Credit Party and any Lender in connection with the Loans.  The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.                                       Events of Default.

The occurrence and continuation of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an “Event of Default”).

8.                                       Remedies.

(a)                                  General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Swap Contract between any Obligor and any Lender in connection with the Loans or by law (including, but not limited to, levy of attachment, garnishment, and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral). Further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, subject to the applicable rights of the Tenants under the Facility Leases and the SNDAs, upon the occurrence of an Event of Default and during the continuation thereof, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii)  dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) with ten (10 Business Days prior written notice to Obligors, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders upon demand all reasonable and documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, Attorney Costs and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Debtor Relief Law.  Each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by law, any Lender may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

(b)                                 Remedies Relating to Accounts.  Upon the occurrence of an Event of Default and during the continuation thereof, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent.  In addition, the Administrative Agent or its designee shall have the right to enforce any Obligor’s rights against its customers and account debtors and may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts.  Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  The Administrative

Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance in good faith of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents.  In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c)           Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, subject to the rights of the Tenants under the Facility Leases and the SNDAs, (i) the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise; and (ii)  in addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)                                 Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Swap Contract between any Credit Party and any Lender in connection with the Loans or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein.  To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

(e)           Retention of Collateral.  The Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)                                    Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate for Revolving Loans that are Base Rate Loans, together with the reasonable and documented costs of collection and Attorney Costs of any attorneys employed by the Administrative Agent to collect such deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or as otherwise required by Law.

9.                                       Rights of the Administrative Agent.

(a)           Limited Power of Attorney.  In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions with respect to the Collateral upon the occurrence and during the continuance of an Event of Default, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations:

(i)                                     to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)           to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)                              to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)                                 to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)                              to adjust and settle claims under any insurance policy relating to the Collateral;

(vii)                           to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)                        to institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and

(ix)                                to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This limited power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document or any Swap Contract between any Credit Party and any Lender in connection with the Loans is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Revolving Commitments shall have been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This limited power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)                                 Assignment by the Administrative Agent.  Subject to the terms of the Credit Agreement, the Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c)                                  The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

10.           Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion (but subject to Section 8.03 of the Credit Agreement0, notwithstanding any entry to the contrary upon any of its books and records.

11.                                 Costs of Counsel.  If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider reasonably necessary amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to pay within twenty (20) Business Days after a reasonably detailed written invoice therefor is received by the Obligors (or upon demand if there is then a continuing Event of Default) any and all such reasonable and documented costs and expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

12.                                 Continuing Agreement.

(a)           This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Document or any Swap Contract between any Obligor and any Lender in connection with the Loans is in effect or any Letter of Credit shall remain outstanding, and until all of the Revolving Commitments thereunder shall have terminated

(other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents).  Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.  Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b)           This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13.                                 Amendments; Waivers; Modifications.  This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement.

14.                                 Successors in Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement.  To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender.

15.                                 Notices.  All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 10.02 of the Credit Agreement.

16.                                 Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

17.                                 Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

18.                                 Governing Law; Submission to Jurisdiction; Venue.

(a)                                  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of New York sitting in New York City, or of the United States for the Southern District of New York, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.  Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 10.02 of the Credit Agreement, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

(b)                                 Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

19.                                 Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.                                 Severability.  If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect  to the illegal, invalid or unenforceable provisions.

21.                                 Entirety.  This Security Agreement, the other Credit Documents and any Swap Contract between any Obligor and any Lender in connection with the Loans represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any Swap Contract between any Obligor and any Lender in connection with the Loans or the transactions contemplated herein and therein.

22.                                 Survival.  All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and any Swap Contract between any Obligor and any Lender in connection with the Loans, the delivery of the Revolving Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

23.                                 Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s and the Lenders’ rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Swap Contract between any Obligor and any Lender in connection with the Loans.

24.                                 Joint and Several Obligations of Obligors.

(a)           Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b)  Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and any Swap Contract between any Obligor and any Lender in connection with the Loans, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c)                                  Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Guarantor under the Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligation subject to avoidance under applicable law (whether federal or state and including, without limitation, Section 548 of the Bankruptcy Code).

25.                                 Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

26.                                 Credit Agreement and SNDA.  The Loan is governed by the terms and conditions set forth in the Credit Agreement and the other Credit Documents and in the event of any conflict between the terms and conditions of this Security Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.  In addition, to the extent that the Obligors and the Administrative Agent are parties to the SNDAs, and the terms and conditions of this Security Agreement are in conflict with the terms and conditions of such SNDAs, the terms and conditions of the SNDAs shall govern and control.

SIGNATURE PAGE FOLLOWS

Each of the parties hereto has caused this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:		OHI ASSET, LLC
OHI ASSET (ID), LLC
OHI ASSET (LA), LLC
OHI ASSET (TX), LLC
OHI ASSET (CA), LLC
DELTA INVESTORS I, LLC
DELTA INVESTORS II, LLC

	By:	Omega Healthcare Investors, Inc., the Sole Member of each such company

		By:	/s/ Daniel J. Booth
		Name:	Daniel J. Booth
		Title:	Chief Operating Officer

Accepted and Agreed to as of the date first above written:

BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:	/s/	Kevin Wagley
Name:		Kevin Wagley
Title		Principal